Exhibit 10.17
REGISTRATION RIGHTS AGREEMENT
dated as of
March 5, 2010
among
CENTERLINE HOLDING COMPANY
and
THE SHAREHOLDERS PARTY HERETO

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TABLE OF CONTENTS
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Section 4.14. Availability of Equitable Remedies	19

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REGISTRATION RIGHTS AGREEMENT
This AGREEMENT (this “Agreement”) dated as of March 5, 2010 is entered into by and among Centerline Holding Company, a Delaware statutory trust (the “Company”), and each Shareholder that executes the signature pages to this Agreement.
In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01. Definitions. The following terms, as used herein, have the following meanings:
“Affiliate” of a Person means a Person that controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning specified in the preamble to this Agreement.
“Board” means the board of trustees of the Company.
“Business Day” means any day except a Saturday, Sunday or other day on which banks in New York City are authorized by law to be closed.
“Common Shares” means the common shares of beneficial interest of the Company.
“Company” shall have the meaning specified in the preamble to this Agreement.
“Damages” shall have the meaning specified in Section 3.01 of this Agreement.
“Demand Registration” shall have the meaning specified in Section 2.01(a) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc. (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.
“Indemnified Party” shall have the meaning specified in Section 3.03 of this Agreement.

“Indemnifying Party” shall have the meaning specified in Section 3.03 of this Agreement.
“Inspectors” shall have the meaning specified in Section 2.04(g) of this Agreement.
“Maximum Offering Size” shall have the meaning specified in Section 2.01(e) of this Agreement.
“Permitted Transferee” means in the case of any Shareholder, a Person to whom Registrable Securities are Transferred by such Shareholder; provided, however, that (i) such Transfer does not violate any agreement between such Shareholder and the Company or any of the Company’s subsidiaries, (ii) such Transfer is not made in a registered offering or pursuant to Rule 144 and (iii) such transferee shall be a Permitted Transferee only if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 4.05(a).
“Person” means an individual, corporation, partnership, limited liability company, partnership, association, trust, unincorporated organization or other entity.
“Piggyback Registration” shall have the meaning specified in Section 2.02(a) of this Agreement.
“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.
“Records” shall have the meaning specified in Section 2.04(g) of this Agreement.
“Registering Shareholders” shall have the meaning specified in Section 2.01(a)(ii) of this Agreement.
“Registrable Securities” means, at any time, any Common Shares, any security or instrument that is, whether or not subject to a condition, convertible into or exercisable for Common Shares and any other security or instrument issued or issuable by the Company or any of its successors or assigns in respect of any such Common Shares or security by way of conversion, exchange, exercise, dividend, split, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation, sale of assets, other reorganization or otherwise until (i) a registration statement covering such Common Shares or such other security has been declared effective by the SEC and such Common Shares or such other security has been disposed of pursuant to such effective registration statement or (ii) such Common Shares are (or such other security is) sold under circumstances in which all of the applicable conditions of Rule 144 are met or are freely transferable by the Shareholder without regard to holding period, volume or manner of sale volume limitations pursuant to Rule 144(b)(1); provided, that the Company shall have provided a legal opinion reasonably acceptable to the applicable Shareholder to such effect.
“Registration Expenses” means any and all expenses incident to the performance of, or compliance with, any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special expert retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, and (xiv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(m).
“Requesting Shareholder” shall have the meaning specified in Section 2.01(a) of this Agreement.
“Rule 144” means Rule 144 (or any successor or similar provisions) under the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Registrable Security.
“Shelf Registration” shall have the meaning specified in Section 2.03 of this Agreement.

“Shelf Requesting Shareholder” shall have the meaning specified in Section 2.03(a) of this Agreement.
“Transfer” means, with respect to any Registrable Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Registrable Security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Registrable Security or any participation or interest therein or any agreement or commitment to do any of the foregoing.
“Underwritten Takedown” shall have the meaning specified in Section 2.03(a) of this Agreement.
Section 1.02. Other Definitional and Interpretative Provisions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or a Section of, or Exhibit to, this Agreement, unless otherwise indicated. The words “include,” “includes” or “including” and “such as” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereunder,” “hereby” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used in their plural or singular forms, respectively.
ARTICLE 2
Registration Rights
Section 2.01. Demand Registration. (a) If the Company shall receive a request from one or more Shareholders (the requesting Shareholder(s) shall be referred to herein as the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of:
(i) subject to the restrictions set forth in Section 2.01(e), all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.01, and
(ii) subject to the restrictions set forth in Section 2.01(e) and Section 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholder (all such Shareholders, together with the Requesting Shareholder, the “Registering Shareholders”) has requested the Company to register pursuant to Section 2.02, by request received by the Company within seven (7)

Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $10,000,000 or such lesser amount that constitutes all of the Requesting Shareholder’s Registrable Securities; provided, the proceeds expected are no less than $1,00,000.00. The Company shall file the initial registration statement with the SEC as promptly as possible, but in any event within fifteen (15) days for a Form S-3 and thirty (30) days for any other form. In no event shall the Company be required to effect more than two (2) Demand Registrations hereunder within any one (1) year period and no more than six (6) Demand Registrations hereunder in total.
(b) Promptly after the expiration of the seven (7) Business Day period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request) or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses of such revoked request.
(c) The Company shall be liable for and shall pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, and regardless of whether a Demand Registration shall not be deemed to have occurred, unless the Requesting Shareholder elects to pay such Registration Expenses as described in the last sentence of Section 2.01(b).
(d) A Demand Registration shall not be deemed to have occurred:
(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least one hundred eighty (180) days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided, however, that a Demand Registration shall not be deemed to have occurred if, after such registration statement becomes effective, (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 90% of the Registrable Securities included in such registration statement have been sold thereunder;
(ii) if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 75% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included;

(iii) if the Requesting Shareholder determines in good faith to withdraw (prior to the effective date of the registration statement relating to such request) the proposed registration due to marketing or regulatory reasons;
(iv) if the registration statement relating to such request is not declared effective within ninety (90) days of the date such registration is first filed with the SEC; or
(v) if the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Requesting Shareholder).
(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any security that the Company proposes to be included that are not Registrable Securities (including any security for the benefit of any other Person not a party to this Agreement)) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:
(i) first, all Registrable Securities requested to be included in such registration by all Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of Registrable Securities held by each such Shareholder); and
(ii) second, any securities proposed to be registered by the Company (including for the benefit of any other Person not a party to this Agreement).
(f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six (6) consecutive months for a reasonable time specified in the notice but not exceeding sixty (60) days (which period may not be extended or renewed), if (i) the Company reasonably determines that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.
Section 2.02. Piggyback Registration. (a) If the Company proposes to register any Registrable Security under the Securities Act (other than (i) a Shelf Registration, which will be subject to the provisions of Section 2.03; provided, however, that any Underwritten Takedown will be subject to this Section 2.02, (ii) a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with an exchange offer or a direct or indirect acquisition by the Company of another Person, (iii) a registration relating to a rights offering to the Company’s existing security holders or (iv) a shelf registration for a primary offering by the Company pursuant to Rule 415 under the Securities Act), whether or not for sale for its own account (a “Piggyback Registration”), the Company each such time shall give prompt notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request subject to the provisions of Section 2.02(b). Upon the request of any such Shareholder made within seven (7) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, however, that (x) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholder, as applicable, and (y) if, at any time after giving notice of its intention to register any Registrable Security pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01 or a Shelf Registration to the extent required by Section 2.03. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.
(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:
(i) first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,
(ii) second, all Registrable Securities requested to be included in such registration by any Shareholder pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii) third, any securities proposed to be registered for the account of any other Person with such priorities among them as the Company shall determine.
Section 2.03. Shelf Registration. (a) If the Company is or becomes eligible to use Form S-3, one or more Shareholders (the “Shelf Requesting Shareholder”) may request the Company to effect a registration (a “Shelf Registration”) of some or all of the Registrable Securities held by such Shelf Requesting Shareholder under a registration statement pursuant to Rule 415 under the Securities Act (or any successor or similar rule). The Company shall be required to effectuate only one (1) Public Offering from such Shelf Registration (an “Underwritten Takedown”) within any six (6) month period, which offering shall be deemed a Demand Registration and six (6) Public Offerings from such Shelf Registration. The provisions of Section 2.01 shall apply mutatis mutandis to each Underwritten Takedown, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the Public Offering; provided, however, that Registering Shareholders shall include only Shareholders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, a Shareholder may request any Demand Registration pursuant to Section 2.01 only with respect to Registrable Shares that are not registered on such Shelf Registration.
(b) If the Company shall receive a request from a Shelf Requesting Shareholder that the Company effect a Shelf Registration, then the Company shall promptly give notice of such requested registration at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such Shelf Registration to the other Shareholders and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible (but in any event within fifteen (15) days), the registration under the Securities Act of:
(i) all Registrable Securities for which the Shelf Requesting Shareholder has requested registration under this Section 2.03 and
(ii) all other Registrable Securities of the same class as those requested to be registered by the Shelf Requesting Shareholder that any Shareholder has requested the Company to register by request received by the Company within seven (7) Business Days after such Shareholders receive the Company’s notice of the Shelf Registration, all to the extent necessary to permit the registration of the Registrable Securities so to be registered on such Shelf Registration.
(c) At any time prior to the effective date of the registration statement relating to such Shelf Registration, the Shelf Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.
(d) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

(e) Upon notice to the Shelf Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.03 on one occasion during any period of six (6) consecutive months for a reasonable time specified in the notice but not exceeding sixty (60) days (which period may not be extended or renewed), if (i) the Company determines that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.
Section 2.04. Registration Procedures. Whenever Shareholders request that any Registrable Security be registered pursuant to Section 2.01, 2.02 or 2.03 subject to the provisions of such Sections, the Company shall use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:
(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than one hundred eighty (180) days, or in the case of a Shelf Registration, three (3) years (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder). Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations.
(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter reasonably may request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.
(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding

Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
(d) The Company shall use all commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.
(e) The Company immediately shall notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.
(f) The Shareholders shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from its exercise of a Demand Registration (including any Underwritten Takedown), if such underwriter or underwriters is reasonably acceptable to the Company. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.
(g) The Company shall make available, at the offices where normally kept, during the Company’s normal business hours, for inspection by any Shareholder who certifies to the Company that it has a current intention to sell and any underwriter participating or which is considering participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable any of the Inspectors to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the Inspector reasonably believes the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
(h) The Company shall use commercially reasonable efforts to furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company’s independent public accountants and (iii) any opinion of a “qualified independent underwriter”, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.
(i) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.
(j) The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.
(k) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder forthwith shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder prospectuses supplemented or amended to conform with the requirements of Section 2.04(e).

(l) The Company shall use commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which the Common Shares are then listed or traded.
(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
(n) The Company shall designate a transfer agent and registrar for the class or classes or series of securities which includes such Registrable Securities and obtain a CUSIP number for the same, in each case not later than the date such registration is declared effective by the SEC.
Section 2.05. Participation In Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.
Section 2.06. Rule 144 Sales; Cooperation By The Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall use its commercially reasonable efforts to cooperate with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request. Without limiting the foregoing, the Company shall:
(a) make and keep available public information, as those terms are contemplated by Rule 144;
(b) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and
(c) furnish to each Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other information as such Shareholder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Shareholder to sell any Registrable Securities without registration.
ARTICLE 3
Indemnification and Contribution
Section 3.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, each Person who controls such Shareholder within the meaning of Section

15 of the Securities Act and Section 20 of the Exchange Act, and the members, partners, directors, trustees, managers, officers, equity owners, employees, agents, successors, assigns, personal representatives of such Shareholder or such controlling Person from and against any and all losses, damages, injuries, liabilities, claims, demands, settlements, judgments, awards, fines, penalties, taxes, fees (including reasonable attorneys’ fees and disbursements), charges, costs (including costs of investigation and defense) or expenses of any nature (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto) or any preliminary prospectus or issuer free-writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein and expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 3.01 shall not apply to any Shareholder to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus or issued free-writing prospectus if the final prospectus or issuer free-writing prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus or issuer free-writing prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person nor to any Shareholder for Damages caused by such Shareholder’s continuing use of a prospectus with respect to which a notice pursuant to Section 2.04(e) is required to be given and has not received notice of the amendment or supplement of such prospectus as contemplated in Section 2.04(e). The Company also agrees to indemnify any underwriter of the Registrable Securities, its officers and directors and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.01.
Section 3.02. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the registration statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Shareholder provided in Section 3.01, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free- writing prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it and each Shareholder harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 3.02 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.
Section 3.03. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify or otherwise. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party or (c) the Indemnifying Party shall have failed to assume the defense within thirty (30) days of notice pursuant to this Section 3.03 or such shorter period that may prejudice the Indemnified Party under time periods prescribed by litigation relating to the indemnifiable claim.. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, and (ii) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Person.
Section 3.04. Contribution. If the indemnification provided for in this Article 3 is unavailable for any reason to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Article 3 was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.04, no Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of proven fraud by such Shareholder. Each Shareholder’s obligation to contribute pursuant to this Section 3.04 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 3.05. Other Indemnification. The indemnity and contribution agreements contained in this Article 3 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Indemnification similar to that provided in this Article 3 (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.
ARTICLE 4
Miscellaneous
Section 4.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and delivered personally or by courier, overnight delivery service, or certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below, or as subsequently modified by written notice in accordance with this Section 4.01. All such notices shall be duly given and effective upon receipt (or refusal of receipt).

(a) if to the Company to:
Centerline Holding Company.
625 Madison Avenue
New York, New York 10022
Attention: Mark D. Schnitzer
with a copy to:
Paul Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, NY 10022
Attention: Michael Zuppone, Esq.
(b) if to any Shareholder, at the address for such Shareholder listed on the signature pages below or otherwise provided to the Company as set forth below.
Section 4.02. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any Person or circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 4.03. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the parties and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement does not, and is not, intended to confer upon any other Person any right, benefit or remedy hereunder (other than as provided expressly in Article 3, which is intended to be for the benefit of the Persons covered thereby).
Section 4.04. Amendment; Waiver. This Agreement may be amended only by a writing signed by the Company and the holders of at least 75% of the Registrable Securities held by the parties hereto at the time of such proposed amendment or modification. Any waiver of rights hereunder must be set forth in writing and signed by the party against whom the waiver is to be effective. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.
Section 4.05. Binding Effect; Assignment.
(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and Permitted Transferees. Notwithstanding the foregoing, this Agreement shall not be assigned by any party by operation of law or otherwise, (except as permitted by Section 4.05(b)), without the prior written consent of each of the other parties and any such purported assignment shall be void ab initio. Any Shareholder that ceases to own beneficially any Registrable Security shall cease to be bound by the terms hereof, other than (i) the provisions of Article 3 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Registrable Security and (ii) this Article 4.
(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Shareholder may assign rights hereunder to any Permitted Transferee of such Shareholder without the prior consent of the Company. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a “Shareholder.”
Section 4.06. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.
Section 4.07. Dispute Resolution; Mediation; Jurisdiction.
(a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (each a “Dispute”), upon the written notice of any party, the other parties shall attempt in good faith to negotiate a resolution of the Dispute. If the other parties are unable for any reason to resolve a Dispute within thirty (30) days after the receipt of such notice, the Dispute shall be submitted to mediation in accordance with Section 4.07(b).
(b) Any Dispute not resolved pursuant to Section 4.07(a) shall, at the request of any party (a “Mediation Request”), be submitted to non-binding mediation in accordance with the then current International Institute for Conflict Prevention and Resolution Mediation Procedure (the “Procedure”), except as modified herein. The mediation shall be held in New York, New York. The parties shall have twenty (20) days from receipt by a party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the parties within twenty (20) days of receipt by a party (or parties) of a Mediation Request, then any party may request (on written notice to the other parties), that the International Institute for Conflict Prevention and Resolution appoint a mediator in accordance with the Procedure. All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such mediation shall be admissible for any purpose in any subsequent proceedings. No party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other parties in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other parties except in the course of a judicial or regulatory proceeding or as may be required by law or requested by a governmental authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other parties reasonable written notice of the intended disclosure and afford the other parties a reasonable opportunity to protect its interests.

If the Dispute has not been resolved within sixty (60) days of the appointment of a mediator, or within ninety (90) days of receipt by a party of a Mediation Request (whichever occurs sooner), or within such longer period as the parties may agree to in writing, then any party may file an action on the Dispute in any court having jurisdiction in accordance with Section 4.07(c).
(c) Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City and County of the State of New York for any litigation arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 4.01, shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or any transaction contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the City and County of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement or any transaction contemplated hereby.
Section 4.08. Independent Nature of Shareholders’ Obligations and Rights. The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder hereunder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Shareholder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.
Section 4.09. Construction. The headings of the Articles and Sections in this Agreement are provided for convenience only, are not part of the agreement of the parties and shall not affect its construction or interpretation of this Agreement. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement was negotiated by the parties with the benefit of legal representation. If an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring and/or disfavoring a party by virtue of the authorship of any of the provisions this Agreement.
Section 4.10. Time of the Essence. Time is of the essence regarding all dates and time periods set forth or referred to in this Agreement.

Section 4.11. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic pdf submission), each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same instrument.
Section 4.12. Other Registration Rights. The Company hereby represents and warrants that neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any Registrable Securities to any Person. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to Shareholders hereunder, or which would reduce the amount of Registrable Securities the Shareholders can include in any registration filed pursuant to this Agreement, unless such rights are subordinate to those of the Shareholders hereunder.
Section 4.13. Further Actions. At any time and from time to time, each party agrees, at its expense (except as otherwise provided for herein), to take such actions and to execute and deliver such documents as reasonably may be necessary to effectuate the purposes of this Agreement and any transaction contemplated hereby.
Section 4.14. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement or any transaction contemplated hereby could not adequately be compensated by money damages, a party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement and no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CENTERLINE HOLDING COMPANY a Delaware statutory trust

By:	/s/ Marc D. Schnitzer

	Name:	Marc D. Schnitzer
	Title:	President & Chief Executive Officer

Address for Notices: c/o Centerline Holding Company 625 Madison Avenue New York, New York 10022 Attention: Marc D. Schnitzer

With Copies of Notices to:

Paul Hastings, Janofsky & Walker LLP 75 E. 55th Street New York, NY 10022 Attention: Michael Zuppone, Esq.

ISLAND CENTERLINE MANAGER LLC, a Delaware limited liability company

By:	/s/ Jeffrey Cohen

	Name:	Jeffrey Cohen
	Title:	President

Address for Notices: c/o Island Capital Group LLC 717 Fifth Avenue, 18th Floor New York, New York 10022 Attention: President

With Copies of Notices to:

Proskauer Rose LLP 1585 Broadway New York, NY 10036-8299 Attention: Allan R. Williams, Esq. Fax: (212) 969-2900

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